UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

---------------
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

AAMAXAN TRANSPORT GROUP, INC.
---------------------------------------
(Exact name of Registrant as specified in charter)

Delaware	000-51911	20-5772205
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

Suite 6B, 1440 Hongqiao Road
Changning District
Shanghai,
People’s Republic of China    200336
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (011)-86-215-080-5789

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿠ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

࿠ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a12)

࿠ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

࿠ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2008 Michelle Zhao tendered her resignation as the Chief Financial Officer of the Company effective July 31, 2008, citing her desire to pursue other interests.

Our Board of Directors has accepted her resignation and is conducting a search for a permanent Chief Financial Officer.

Xu Yifei (age 53) has accepted his appointment as our Acting Chief Financial Officer, effective August 1, 2008. For the last six years Mr. Xu has been Vice President of Shanghai Medical acting as our Chief Operating Officer. Mr. Xu has no family relationships with other executive officers and directors and he and his related parties have not engaged in any transaction with us since the beginning of the last fiscal year. Mr. Xu has no arrangement or understanding pursuant to which Mr. Xu was appointed. Like our other executive officers, Mr. Xu will serve at the discretion of the board of directors. Mr. Xu received two degrees with a major in finance and internal control from Shanghai University of Finance and Economics and then from Shanghai Commerce Accounting College in Shanghai, PRC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AAMAXAN TRANSPORT GROUP, INC.
(Registrant)

Date: July 29, 2008	By:	/s/ Chen Zhong
Chen Zhong
Chairman and Chief Executive Officer